FOR IMMEDIATE RELEASE

January 22, 1999

CONTACT: Pat L. Hattox
        Corporate Vice President, Investor Relations
        (256) 885-7447
        HATTOXP@NICHOLS.COM

NICHOLS RESEARCH CORPORATION ANNOUNCES INITIAL PUBLIC OFFERING OF NICHOLS TXEN CORPORATION COMMON STOCK

HUNTSVILLE, ALABAMA - Michael J. Mruz, Nichols Research Corporation CEO, announced today the filing of a registration statement with the Securities and Exchange Commission relating to the initial public offering of Nichols TXEN Corporation, a wholly owned subsidiary of Nichols Research. All of the shares are to be offered by Nichols TXEN. The managing underwriters for the offering are BT Alex. Brown Incorporated; CIBC Oppenheimer; Friedman, Billings, Ramsey & Co., Inc.; and The Robinson-Humphrey Company, LLC.

Nichols TXEN, headquartered in Birmingham, Alabama, is a leading provider of outsourcing solutions for information technology (IT) and administrative services in the managed care and physician practice management segments of the health care industry. The Company has approximately 600 employees.

The net proceeds from the offering will be used by Nichols TXEN for working capital and other general corporate purposes. Some of the net proceeds of this offering may be used to fund possible acquisitions of complementary businesses, products, or technologies. While Nichols TXEN continually evaluates acquisition opportunities, no such acquisitions are currently being negotiated.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

When subsequently available, a preliminary prospectus relating to the offering of the shares may be obtained from BT Alex. Brown Incorporated at 1 South Street, Baltimore, Maryland 21202.

Nichols Research Corporation, headquartered in Huntsville, Alabama, provides information technology and technical services for clients in the Department of Defense, federal civilian agencies, state government, and commercial organizations. The Company has 31 locations throughout the United States with approximately 3,000 employees. Additional information may be found at the Nichols web site: WWW.NICHOLS.COM. Nichols' stock is traded under the Nasdaq market symbol: NRES.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS CAN BE GENERALLY IDENTIFIED AS SUCH BECAUSE THE CONTENT OF THE STATEMENT WILL USUALLY CONTAIN WORDS SUCH AS THE COMPANY OR MANAGEMENT "BELIEVES," "ANTICIPATES," "EXPECTS," "ESTIMATES," "PLANS," AND WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S FUTURE PLANS, OBJECTIVES, GOALS OR STRATEGIES ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DISCUSSED IN MORE DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998, INCLUDING THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS SECTION OF THAT ANNUAL REPORT.